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                                                                   EXHIBIT 10.12

                         ELECTROMAGNETIC SCIENCES, INC.

                            1992 STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT, entered into as of the 24th day of April, 1992 (the "Date of Grant"), by and between ELECTROMAGNETIC SCIENCES, INC., a Georgia corporation (hereinafter referred to as the "Corporation"), and [__________________]_ (hereinafter referred to as the "Employee").

                                   WITNESSETH

         WHEREAS, the Board of Directors (the "Board") of the Corporation has adopted a stock incentive plan for the Corporation's and its subsidiary corporations' officers and employees, known as the "Electromagnetic Sciences, Inc. 1992 Stock Incentive Plan" (hereinafter referred to as the "Plan");

         WHEREAS, the Plan and the Board have authorized the Compensation Committee of the Board (hereinafter referred to as the "Committee") to grant to employees who are Officers (as defined in the Plan) stock options enabling them to purchase the number of shares of the Corporation's common stock allocated to them by the Committee;

         WHEREAS, the Committee has determined that the Employee is eligible to participate in the Plan, and that it is in the best interests of the Corporation that the Employee, through such participation, be provided with additional incentive to achieve the Company's objectives; and

         WHEREAS, the Committee has accordingly granted the Employee an option to purchase the number of shares of the Corporation's common stock as hereinafter set forth, and the Corporation and the Employee desire to enter into a written agreement with respect to such option in accordance with the Plan.

         NOW, THEREFORE, as an employment incentive and to encourage stock ownership and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan, and the terms of and definitions set forth in the Plan are incorporated by reference into this Stock Option Agreement and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Employee.

         2. Grant of Option. Subject to tile terms, restrictions, limitations and conditions stated herein, the Corporation hereby evidences its grant to the Employee, not in lieu of salary or other compensation, of

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the right and option (hereinafter referred to as the "Option"), which is not an
ISO, to purchase all or any part of an aggregate of   [________________________]
(       ) shares of the Corporation's $.10 par value common stock (the "Common
Stock"), beginning on April 24, 1995.

The Option shall expire and is not exercisable after 5:00 p.m., Atlanta time, on April 24, 1998 (the "Expiration Date"), or such other date as determined pursuant to Section 8, 9 or 10.

Notwithstanding the beginning date or dates for exercise set forth in the preceding paragraph, but subject to the provisions of such preceding paragraph with respect to expiration of this Option, this Option may be exercised as to all or any portion of the full number of shares subject thereto if:

(a) a tender offer or exchange offer has been made for shares of the Common\ Stock, other than one made by the Corporation, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Common Stock pursuant to such offer; or (b) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the holder of 50% or more of the outstanding shares of Common Stock. If either of the events specified in this paragraph has occurred, the Option shall be fully exercisable: (x) in the event of (a) above, during the 30-day period commencing on the date of expiration of the tender offer or exchange offer; or (y) in the event of (b) above, during the 30-day period commencing on the date upon which the Corporation is provided a copy of a Schedule 13D or amendment thereto, filed pursuant to Section 13(d) of the Act and the rules and regulations promulgated thereunder, indicating that any person or group has become the holder of 50% or more of the outstanding shares of Common Stock. In the case of (a) above, if the corporation, person or other entity making the offer does not purchase or otherwise acquire shares of Common Stock pursuant to such offer, then the Employee's right under this paragraph to exercise this Option shall terminate, the Employee and the Corporation shall rescind any exercise of this Option pursuant to this paragraph, and this Option shall be reinstated as if such exercise had not occurred.

3. Purchase Price. The price per share to be paid by the Employee for the shares subject to this Option shall be Eight and 50/100 dollars ($8.50).

4. Exercise Terms. Beginning on the date or dates specified in, and prior to the expiration of this Option as provided in, Section 2, the Employee may exercise this Option as to all such number of shares, or as to any part thereof, at any time and from time to time during the remaining term of this Option; provided that the Employee must exercise this Option for at least the lesser of 100 shares or the unexercised portion of the Option. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5.       Option Non-Transferable. This Option and all rights hereunder are

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    neither assignable nor transferable by the Employee otherwise than by will or under the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, and during the Employee's lifetime this Option is exercisable only by him or her (or by his or her guardian or legal representative, should one be appointed, or qualified transferee). More particularly (but without limiting the generality of the foregoing), this Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof shall be null and void and without legal effect.

6. Notice of Exercise of Option. This Option may be exercised by the Employee, or by his administrator, executor, personal representative or qualified transferee, by a written notice (in substantially the form of the "Notice of Exercise" attached hereto as Exhibit A) signed by the Employee or by such administrator, executor, personal representative or qualified transferee, and delivered or mailed to the Corporation at its principal office in Norcross, Georgia, to the attention of the President, Treasurer or such other officer as the Corporation may designate. Any such notice shall (a) specify the number of shares of Common Stock which the Employee or such administrator, executor, personal representative or qualified transferee, as the case may be, then elects to purchase hereunder, and (b) be accompanied by (i) a certified or cashier's check payable to the Corporation, or personal check acceptable to the Corporation, in payment of the total price applicable to such shares as provided herein, or (ii) (subject to any restrictions referred to in Exhibit A) shares of Common Stock, owned by him or her and duly endorsed or accompanied by stock transfer powers, having a Fair Market Value equal to the total purchase price applicable to such shares purchased hereunder, or (iii) such a check, and the number of such shares whose fair market value when added to the amount of the check equals the total purchase price applicable to such shares purchased hereunder. Such notice shall also be accompanied by the Employee's check or shares of Common Stock in payment of applicable withholding and employment taxes, or Employee shall authorize the withholding of shares of Common Stock otherwise issuable under this Option in payment of such taxes, all as set forth on Exhibit A and subject to any restrictions referred to therein. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Corporation agrees to cause to be issued to the Employee or to such administrator, executor, personal representative or qualified transferee, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. If, between the Date of Grant of this Option and prior to the complete exercise thereof, there shall be a change in the outstanding Common Stock by reason of one or more stock splits, stock dividends, combinations or exchanges of shares, recapitalizations or similar capital adjustments, then the number, kind

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    and option price of the shares remaining subject to this Option shall be equitably adjusted in accordance with the terms of the Plan, so that the proportionate interest in the Corporation represented by the shares then subject to the Option shall be the same as before the occurrence of such event.

8. Termination of Employment. Except as set forth in Section 10, if the Employee ceases to be employed as an employee of the Corporation, any Parent or any of its or its Patent's Subsidiaries (such event being hereinafter referred to as a "Termination" and such corporation that employs the Employee from time to time as the "Employer"), before the date for exercise of this Option set forth in Section 2, then this Option shall forthwith terminate on the date of Termination and shall not thereafter be or become exercisable.

In the event of a Termination after the date for exercise set forth in Section
    2, which Termination is either (i) voluntary on the part of the Employee and with the written consent of the Employer, (ii) involuntary and without cause, or (iii) the result of retirement at the normal retirement date, as prescribed from time to time by the Employer, or at an earlier date expressly approved by the Employer as an early retirement date for the Employee, the Employee may exercise this Option at any time within a period ending at the earlier of the Expiration Date or 5:00 p.m., Atlanta time, on the third anniversary of such Termination, to the extent of the number of shares that were purchasable hereunder at the date of Termination.

       In the event of a Termination that is either (i) for cause or (ii) voluntary on the part of the Employee and not described in the preceding paragraph, this Option, to the extent not theretofore exercised, shall forthwith terminate and shall not thereafter be or become exercisable.

This Option does not confer upon the Employee any right with respect to continuance of employment by the Corporation, any Parent or any of the Corporation's or its Parent's Subsidiaries. This Option shall not be affected by any change of employment so long as the Employee continues to be an employee of the corporation, any Parent or any such Subsidiary. In the event the Employer is not the Corporation, and such Employer ceases to be the Corporation's Parent, or the Corporation's or its Parent's Subsidiary, as a result of a sale of stock or assets or other change of corporate status, then in the discretion of the Committee (but subject to Section 5.2 of the Plan regarding certain transactions affecting the Corporation) either: (i) this Option shall remain in effect as if such sale of other change of status had not occurred, for so long as Employee shall remain an employee of the corporation that previously was such Parent or Subsidiary, or of any successor or subsequent Parent of such corporation, or of any Subsidiary of either such corporation or any such Parent or successor; or (ii) concurrent with such sale or other change of status, the Corporation shall redeem this Option at a price equal to the number of shares then subject hereto (whether or not then purchasable) multiplied by the excess (if any) of the then Fair Market Value of each such share over the purchase price

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    per share specified in Section 3 (as adjusted pursuant to Section 7).

9. Disabled Employee. In the event of a Termination because the Employee becomes disabled, the Employee (or his personal representative) may exercise this Option at any time within a period ending at the earlier of the Expiration Date or 5:00 p.m., Atlanta time, on the first anniversary of such Termination, to the extent of the number of shares that were purchasable hereunder at the date of Termination.

For the purposes of this Agreement, the Employee shall be considered "disabled" if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than twelve months.

10. Death of Employee. In the event of the Employee's death while employed by the Corporation, any Parent or any of its Subsidiaries, or during a period in which the Employee may exercise this Option notwithstanding an earlier Termination, the persons described in Section 6 may exercise this Option at any time within a period ending at the earlier of (i)
    5:00 p.m., Atlanta time, on the third anniversary of the Employee's death, or (ii) the Expiration Date, but in any event ending not earlier than 5:00 p.m., Atlanta time, on the first anniversary of the Employee's death. If the Employee was an employee of the Corporation, any Parent or one of its Subsidiaries at the time of the Employee's death, this Option may be so exercised to the extent of the full number of shares covered by the Option. If a Termination occurred prior to Employee's death, this Option may be so exercised only to the extent of the number of shares that were purchasable hereunder at the date of Termination.

11. Binding Agreement. This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.